SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: April 2, 2003
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





           Oklahoma                                     73-1016728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)


     321 East Main Street
          Ada, Oklahoma                                 74821-0145
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:               (580) 436-1234




Item 7.    Financial Statements and Exhibits

     The following exhibits are included with this report:

   Exhibit No.                           Description
   -----------                           -----------

       99.1         Company Press Release dated April 2, 2003



Item 12. Results of Operation and Financial Condition

     On April 2, 2003, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended March 31, 2003. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         PRE-PAID LEGAL SERVICES, INC.


                                         By: /s/ Randy Harp
                                         ---------------------------------------
Date:  April 3, 2003                     Randy Harp, Chief Operating Officer









                                INDEX TO EXHIBITS

     Exhibit No.                         Description
     -----------                         -----------

       99.1         Company Press Release dated April 2, 2003






                                  EXHIBIT 99.1
                                  ------------
For Immediate Release                              Company      Melanie Lawson
Wednesday, April 2, 2003                           Contact:      (580) 436-1234

               PRE-PAID LEGAL ANNOUNCES FIRST QUARTER PRODUCTION

     ADA, OK, April 2, 2003 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today reported production highlights for the quarter ended March 31, 2003.

         Highlights of the quarter included:
         -----------------------------------

o Membership base up 8.3% year over year, .9% from December 31, 2002
o New memberships increased 5.6% from the 4th quarter of 2002
o Purchase of 1 million treasury shares
o Modification of bank loan financial covenant to allow more treasury share purchases

Production results:                                             Three Months Ended
-------------------                                             ------------------
                                                        3/31/2003                  3/31/2002
                                                        ---------                  ---------
New membership sales...............................       178,820       -10.9%       200,780

New sales associates recruited.....................        29,755       -11.2%        33,493

Active memberships at end of period................     1,394,569        +8.3%     1,287,199


     The Company's two line of credit agreements totaling $30 million contain, among others, a financial covenant that the Company shall not permit the ratio of its total liabilities to its tangible net worth to exceed 2.50 to 1.00, measured at the end of each calendar quarter. This financial covenant has been relaxed to 3.75 to 1.00, and a new financial covenant was added prohibiting the Company's tangible net worth to fall below $15 million effective March 31, 2003 and each quarter thereafter. These modifications will allow the Company to continue and possibly increase its borrowings for treasury stock purchases.

     Harland Stonecipher, Chairman commented, "Given some of the marketing changes we made in the fourth quarter of 2002 to improve the quality of business, particularly relating to restrictions we put in place regarding business stemming from the Internet, we are encouraged by the number of new memberships written in the first quarter of 2003."

     About Pre-Paid Legal Services
     -----------------------------
     Pre-Paid Legal Services develops and markets legal service plans across North America. The plans provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.

     Safe Harbor Language
     --------------------
     Statements in this press release, other than purely historical information, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force and that the Company's stock price may be affected by short sellers. Please refer to pages 37 and 38 of the Company's 2002 Form 10-K for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.